                              SASSCO FASHIONS, LTD.

                                  $110,000,000

                          12.75% SENIOR NOTES, DUE 2004






                                    INDENTURE

                            DATED AS OF MAY __, 1997





                        [-------------------------------]
                                   as Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                    Indenture
Act Section                                                        Section
-----------                                                        ---------

   310(a)(1) ................................................        6.10
      (a)(2) ................................................        6.10
      (a)(3) ................................................        6.11
      (a)(4) ................................................         N.A.**
      (a)(5) ................................................        6.10
      (b) ...................................................         6.8
      (c) ...................................................         N.A.
   311(a) ...................................................        6.13
      (b) ...................................................        6.13
      (c) ...................................................         N.A.
   312(a) ...................................................         2.6
      (b) ...................................................        6.14
      (c) ...................................................        6.14
   313(a) ...................................................        6.12
      (b)(1) ................................................        6.12
      (b)(2) ................................................        6.12
      (c) ...................................................   6.12, 9.3
      (d) ...................................................        6.12
   314(a) ...................................................    4.7; 9.3
      (b) ...................................................         N.A.
      (c)(1) ................................................         9.5
      (c)(2) ................................................         9.5
      (c)(3) ................................................         N.A.
      (d) ...................................................         N.A.
      (e) ...................................................         9.6
      (f) ...................................................         N.A.
   315(a) ...................................................         6.1(2)
      (b) ...................................................    6.4; 9.3
      (c) ...................................................         6.1(1)
      (d) ...................................................         6.1(3)
      (e) ...................................................        5.11
   316(a)(last sentence) ....................................        2.10
      (a)(1)(A) .............................................         5.5
      (a)(1)(B) .............................................         5.4
      (a)(2) ................................................         N.A.
      (b ....................................................         5.7
      (c) ...................................................         N.A.
   317(a)(1) ................................................         5.8
      (a)(2) ................................................         5.9
      (b) ...................................................         2.5
   318(a ....................................................         9.2
      (c) ...................................................         9.2

----------

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

**   N.A. means not applicable.

                                TABLE OF CONTENTS



                                                   ARTICLE 1
                                         DEFINITIONS AND INCORPORATION
                                                 BY REFERENCE
Section 1.1.                 Definitions...........................................................         1

Section 1.2.                 Terms Defined in TIA..................................................        16

Section 1.3.                 Rules of Construction.................................................        16


                                                   ARTICLE 2
                                                THE SECURITIES

Section 2.1.                 Form and Dating.......................................................        16

Section 2.2.                 Execution and Authentication..........................................        16

Section 2.3.                 Terms.................................................................        17

Section 2.4.                 Registrar and Paying Agent............................................        18

Section 2.5.                 Paying Agent to Hold Money in Trust...................................        18

Section 2.6.                 Securityholder Lists..................................................        19

Section 2.7.                 Transfer and Exchange.................................................        19

Section 2.8.                 Replacement Securities................................................        20

Section 2.9.                 Outstanding Securities................................................        20

Section 2.10.                Treasury Securities...................................................        20

Section 2.11.                Temporary Securities..................................................        21

Section 2.12.                Cancellation..........................................................        21

Section 2.13.                Defaulted Interest....................................................        21

Section 2.14.                Home Office Payment Agreements........................................        22

Section 2.15.                Deposit of Moneys.....................................................        22

Section 2.16.                CUSIP Number and Private
                             Placement Number......................................................        22

                                                   ARTICLE 3
                                                  REDEMPTION

Section 3.1.                 Certain Notices to Trustee............................................        23

Section 3.2.                 Selection of Securities to Be Redeemed................................        23

Section 3.3.                 Notice of Redemption..................................................        23

Section 3.4.                 Effect of Notice of Redemption........................................        25

Section 3.5.                 Deposit of Redemption Price...........................................        25

Section 3.6.                 Securities Redeemed in Part...........................................        25

Section 3.7.                 Optional Redemption...................................................        25


                                                   ARTICLE 4
                                                   COVENANTS

Section 4.1.                 Payment of Securities.................................................        26

Section 4.2.                 Maintenance of Office or Agency.......................................        27

Section 4.3.                 Corporate Existence...................................................        27

Section 4.4.                 Payment of Taxes and Other Claims.....................................        28

Section 4.5.                 Maintenance of Properties; Insurance;
                             Books and Records; Compliance with Law................................        28

Section 4.6.                 Compliance Certificates...............................................        29

Section 4.7.                 Reports...............................................................        30

Section 4.8.                 Limitation on Additional Indebtedness.................................        32

Section 4.9.                 Limitation on Investments.............................................        33

Section 4.10.                Limitation on Liens...................................................        33

Section 4.11.                Limitation on Restricted Payments.....................................        35

Section 4.12.                Change of Control.....................................................        36

Section 4.13.                Limitations on Transactions with
                             Affiliates............................................................        38

Section 4.14.                Compliance with ERISA.................................................        39

                                                     -ii-

Section 4.15.                Limitation on Dividend and Other Payment
                             Restrictions Affecting Subsidiaries...................................        39

Section 4.16.                Conflicting Agreements................................................        40

Section 4.17.                Liquidation...........................................................        40

Section 4.18.                Stay, Extension and Usury Laws........................................        41

Section 4.19.                Fiscal Year...........................................................        41

Section 4.20.                Limitations on Consolidations
                             and Mergers...........................................................        41

Section 4.21.                Limitations on Sale of Assets.........................................        42

Section 4.22.                Change in Business....................................................        42


                                                   ARTICLE 5
                                             DEFAULTS AND REMEDIES

Section 5.1.                 Events of Default.....................................................        43

Section 5.2.                 Acceleration..........................................................        45

Section 5.3.                 Other Remedies........................................................        46

Section 5.4.                 Waiver of Past Defaults...............................................        46

Section 5.5.                 Control by Majority...................................................        46

Section 5.6.                 Limitation on Suits...................................................        47

Section 5.7.                 Rights of Holders to Receive Payment..................................        47

Section 5.8.                 Collection Suit by Trustee............................................        47

Section 5.9.                 Trustee May File Proofs of Claim......................................        48

Section 5.10.                Priorities............................................................        48

Section 5.11.                Undertaking for Costs.................................................        49


                                                   ARTICLE 6
                                                    TRUSTEE

Section 6.1.                 Duties of Trustee.....................................................        49

                                                    -iii-

Section 6.2.                 Rights of Trustee.....................................................        51

Section 6.3.                 Trustee's Disclaimer..................................................        51

Section 6.4.                 Notice of Defaults....................................................        52

Section 6.5.                 Compensation and Indemnity............................................        52

Section 6.6.                 Trustee Not Responsible for Recitals,
                             Disposition of Securities or Applica-
                             tion of Proceeds Thereof..............................................        53

Section 6.7.                 Trustee and Agents May Hold Securities;
                             Collections, etc......................................................        53

Section 6.8.                 Replacement of Trustee................................................        53

Section 6.9.                 Successor Trustee by Merger, etc......................................        54

Section 6.10.                Eligibility...........................................................        55

Section 6.11.                Appointment of Co-Trustee.............................................        55

Section 6.12.                Reports by Trustee to Holders.........................................        55

Section 6.13.                Preferential Collection of Claims
                             Against Company.......................................................        55

Section 6.14.                Communication by Holders with Other
                             Holders...............................................................        56


                                                   ARTICLE 7
                                                  AMENDMENTS

Section 7.1.                 Without Consent of Holders............................................        56

Section 7.2.                 With Consent of Holders...............................................        57

Section 7.3.                 Revocation and Effect of Consents.....................................        58

Section 7.4.                 Notation on or Exchange of Securities.................................        59

Section 7.5.                 Trustee to Sign Amendments, etc.......................................        59


                                                   ARTICLE 8
                                            DISCHARGE OF INDENTURE

Section 8.1.                 Termination of Company's Obligations..................................        59


                                                  -iv-


Section 8.2.                 Application of Trust Money............................................        61

Section 8.3.                 Repayment to the Company..............................................        62

Section 8.4.                 Reinstatement.........................................................        62


                                                   ARTICLE 9
                                                 MISCELLANEOUS

Section 9.1.                 Conflict with Trust Indenture Act.....................................        63

Section 9.2.                 Notices...............................................................        63

Section 9.3.                 Table of Contents, Headings, etc......................................        64

Section 9.4.                 Certificate and Opinion as to Conditions
                             Precedent.............................................................        64

Section 9.5.                 Statements Required in Certificate....................................        64

Section 9.6.                 Rules by Trustee and Agents...........................................        65

Section 9.7.                 Legal Holidays........................................................        65

Section 9.8.                 No Recourse Against Others............................................        65

Section 9.9.                 Governing Law; Submission
                             to Jurisdiction.......................................................        65

Section 9.10.                No Adverse Integration of Other
                             Agreements............................................................        66

Section 9.11.                Successors............................................................        66

Section 9.12.                Severability..........................................................        66

Section 9.13.                Counterpart Originals.................................................        66

Section 9.14.                Accounting Terms......................................................        67

Section 9.15.                Transfers of Securities...............................................        68



                                                     -v-

Exhibits:

Exhibit A      Form of Securities

         INDENTURE dated as of May __, 1997 between Sassco Fashions, Ltd., a Delaware corporation ("Company"), and [______________________], as trustee ("Trustee").

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of 12.75% Senior Notes, Due 2004.

         All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company.

         Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         Section 1.1. Definitions.

         "Accounts" shall mean, with respect to any Person, any "account" (as such term is defined in Section 9-106 of the UCC) now owned or hereafter acquired by such Person and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to such Person (including, without limitation, under any trade name, style or division thereof) arising out of goods leased or sold or services rendered by such Person (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of such Person's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services and all of such Person's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to such Person under all contracts for the sale or lease of goods or the performance of services or any such activities by such Person (whether or not yet earned by performance on the part of such Person or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

         "Accumulated Funding Deficiency" has the meaning set forth in Section 302 of ERISA.

         "Affiliate" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor upon the Securities, (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in
(i) above, (iii) any trust in which any such Persons described in clause (i) or
(ii) above has a beneficial interest and (iv) any corporation or other organization of which any such Persons described in clause (i), (ii) or (iii) above collectively own more than 50% of the equity of such entity. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlled" and "controlling" have meanings correlative to the foregoing.

         "Affiliate Transaction" has the meaning set forth in Section 4.13.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Appraiser" means a Person who in the course of its business appraises property and, where Real Property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable Real Property is situated, reasonably acceptable to the Trustee.

         "Asset Sale" means any direct or indirect sale, conveyance, exchange, transfer, lease or other disposition to any Person, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or asset of the Company or any Subsidiary of the Company.

         "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of such Board of Directors.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Book Value" means, with respect to any property or asset of the Company, the value ascribed to such property or asset on the Company's books of record and account in the manner required by GAAP.

         "Business Day" means any day other than a Saturday, a Sunday or a Legal Holiday.

         "Capital Lease" means, at the time any determination thereof is to be made, any lease of any property, real or personal, in respect of which the present value of the minimum rental commitment must be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease which would at such time be so required to be capitalized on such balance sheet in accordance with GAAP.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

         "Cash Equivalents" means, at any time (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, however, that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposits or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and a minimum rating from Moody's Investors Service, Inc. of at least single A; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depositary Institutions with Securities and Others, as adopted by the Comptroller of the Currency.

         "Change of Control" means the occurrence of any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of the Capital Stock of the Company, except for any such Person or group that has such beneficial ownership on the Effective Date.

         "Change of Control Offer" has the meaning set forth in Section 4.12(a).

         "Change of Control Payment Date" has the meaning set forth in Section 4.12(a).

         "Change of Control Price" has the meaning set forth in Section 4.12(a).

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA.

         "Company" means Sassco Fashions, Ltd., a Delaware corporation.

         "Competitor" means (i) any Person which is engaged in the business of manufacturing, distributing or selling women's apparel or (ii) any "Affiliate" as such term is defined in Rule 405 promulgated pursuant to the Securities Act of 1933.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any ordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person [and its Restricted Subsidiaries] for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person [and its Restricted Subsidiaries] for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income.

         "Consolidated EBIT" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of: (i) all income taxes of such Person and its Subsidiaries provided in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses and other than deferred taxes); (ii) all interest expense of such Person and its Subsidiaries paid, accrued or capitalized in accordance with GAAP (net of any interest income of such Person and its Subsidiaries) for such period and (iii) all foreign currency losses less foreign currency gains of such Person and its Subsidiaries for such period.

         "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated EBIT of such Person for such period plus depreciation and amortization and any other non-cash charges for such period to the extent deducted in determining the Consolidated EBIT of such Person and its Subsidiaries for such period.

         "Consolidated Interest Coverage Ratio" means, with respect to any Person, the ratio of (i) Consolidated EBITDA of such Person for the four full fiscal quarters that immediately precede the date of the transaction or other circumstance giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to
(ii) all cash and non-cash interest expense of such Person and its Subsidiaries determined in accordance with GAAP (net of any interest income of such Person and its Subsidiaries and exclusive of amortization of deferred financing fees of such Person and its Subsidiaries) and the aggregate amount of cash dividends or other distributions declared or paid on Capital Stock (other than common stock) of such Person and its Subsidiaries, in each case for such four full fiscal quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness of such Person or any of its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarter period that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; provided, however, that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness.

         "Consolidated Net Income" means, with respect to any Person for any period, the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that
(i) the net income of any Person other than a Subsidiary of such Person (the "Other Person") shall be included to the extent of the amount of cash dividends or distributions paid by the Other Person to such Person or a Subsidiary of such Person, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of the acquisition of such Person shall be excluded, (iii) extraordinary gains and losses shall be excluded, (iv) any non-cash charges resulting from the application of, and compliance with, Statement of Financial Accounting Standards No. 106 or any similar accounting standard adopted by the Company shall be excluded, and (v) gains (net of related income taxes) realized from Asset Sales shall be excluded.

         "Consolidated Total Assets" means, with respect to any Person, the total consolidated assets of such Person as shown on the most recent balance sheet of such Person.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 9.3 or such other address as the Trustee may give notice of to the Company.

         "Co-Trustee" means any Person appointed by the Trustee pursuant to
Section 6.11.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Default Interest" has the meaning set forth in Section 4.1.

         "Default Rate" has the meaning set forth in Section 4.1.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, the Maturity Date of the Securities.

         "Effective Date" means the date of this Indenture.

         "Equity Offering" means an underwritten public offering of Capital Stock of the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations issued thereunder, as amended from time to time.

         "ERISA Affiliate" means, in relation to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code.

         "ERISA Termination Event" means (i) a Reportable Event, or (ii) the withdrawal of the Company or any of its respective ERISA Affiliates from a Plan during a plan year including Plans in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Event of Default" has the meaning set forth in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee except (i) any determination of Fair Market Value made with respect to any Real Property shall be made by an Appraiser and
(ii) as otherwise indicated in this Indenture.

         "Fiscal Year" means the fiscal year of the Company and its Subsidiaries which ends on [December 31].

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising elective, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

         "Guaranty" or "guaranty" means, as applied to any obligation, (a) a guaranty (other than (i) by endorsement of negotiable instruments for collection in the ordinary course of business, and (ii) a Performance Guaranty), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit, but excluding any Performance Guaranty. The amount of a guaranty shall be deemed to be the maximum amount of the obligation guarantied for which the guarantor could be held liable under such guaranty.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

         "Holder" means a Person in whose name a Security is registered.

         "Incur" or "incur" has the meaning set forth in Section 4.8.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capital Lease Obligations, (iv) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable or accrued expenses arising in the ordinary course of business), (v) all obligations issued or contracted for as payment in consideration of the purchase by such Person of the stock or substantially all the assets or a merger or consolidation, (vi) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (but excluding trade letters of credit issued in support of trade account payables arising in the ordinary course of business and performance letters of credit), (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise, and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured.

         "Indenture" means this Indenture as supplemented, amended or otherwise modified from time to time.

         "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

         "Institutional Holder" means any bank, trust company, insurance company, pension fund, investment company or other financial institution, including, without limitation, any "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act, which is or becomes a Holder.

         "interest," when used with respect to any Security, means the amount of all interest accruing on such Security at the stated interest rate and all interest accruing on such Security at the Default Rate in accordance with
Section 4.1.

         "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

         "Inventory" shall mean, with respect to any Person, any "inventory" (as such term is defined in Section 9-109(4) of the UCC) now owned or hereafter acquired by such Person, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by such Person which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

         "Issue Date" means the date on which the Securities are issued.

         "Legal Holiday" means any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

         "Lien" means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind or nature whatsoever in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction).

         "Maturity Date" means, when used with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to Section 5.2).

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" means, with respect to any Asset Sale or Equity Offering, the aggregate amount of (i) cash received by the Company or such Subsidiary, as the case may be, from such Asset Sale or Equity Offering, after
(a) provision for all income or other taxes payable as a result of such Asset Sale or Equity Offering, and (b) payment of all brokerage commissions and other reasonable fees and expenses related to such Asset Sale or Equity Offering and
(ii) Cash Equivalents, promissory notes or readily marketable debt or equity securities received by the Company or such Subsidiary, as the case may be, from such Asset Sale or Equity Offering, but only in amounts equal to cash received on account of the liquidation or payment of such notes or securities when and as received.

         "Obligations" means, collectively, all of the Indebtedness, obligations and liabilities whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any principal, interest (including post-petition interest), premiums, penalties and fees, of the Company or any Subsidiary thereof payable under the documentation governing any such Indebtedness.

         "Officers" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of the Company.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any other obligor upon the Securities or to the Trustee.

         "Paying Agent" has the meaning set forth in Section 2.4.

         "Payment Default" has the meaning set forth in Section 5.1(7).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Performance Guaranty" means, in respect of the Company or any of its Subsidiaries, contingent obligations arising from the issuance of performance guaranties, assurances, indemnities, bonds, letters of credit or similar agreements in the ordinary course of business in respect of the contracts (other than for borrowed money) of the Company or any of the Subsidiaries of the Company for the benefit of surety companies or for the benefit of others to induce such others to forgo the issuance of a surety bond in their favor.

         "Permitted Investments" means (i) Restricted Investments in existence as of the date hereof, (ii) certificates of deposit with final maturities of one year or less issued by commercial banks chartered in the United States of America (a "Commercial Bank") with capital and surplus in excess of $100,000,000, (iii) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Corporation, (iv) direct obligations issued by the United States of America or any agency thereof with a maturity not more than one year from the date of acquisition, (v) money market preferred stock rated A or above, (vi) tax-exempt floating rate option tender bonds, backed by a letter of credit issued by a Commercial Bank rated AA by Standard & Poor's Corporation or Aa by Moody's Investors Service, Inc. and (vii) equity or debt investments in wholly-owned Subsidiaries with lines of business similar to that of the Company or any of its Subsidiaries' existing lines of business.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means, at any particular time any employee benefit plan, as defined in Section 3(3) of ERISA, in respect of which the Company or any of its ERISA Affiliates or a Commonly Controlled Entity is (or, if such plan were terminated at which time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "principal" of a debt security means the principal of the security.

         "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA.

         "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

         "Redemption Price" means, with respect to any Security to be redeemed, the principal and premium, if any, plus accrued interest on such Security as of the date fixed for such redemption by or pursuant to this Indenture.

         "Registrar" has the meaning set forth in Section 2.4.

         "Reorganization Plan" means the Amended Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and Creditors' Committee, in the jointly administered chapter 11 reorganization cases commenced by The Leslie Fay Companies, Inc. and its Subsidiaries, Chapter 11 Case No. 93B 41724 (TLB), confirmed by order of the United States Bankruptcy Court for the Southern District of New York issued [______________] either in its form on the Effective Date or as it may subsequently be supplemented, amended or otherwise modified from time to time with the consent of the Required Holders and in accordance with the Bankruptcy Law, the Federal Rules of Bankruptcy Procedure and the Reorganization Plan, including all appendices, exhibits and schedules thereto.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, other than those events as to which the thirty (30) day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of ss. 2615 of the regulations of the PBGC.

         "Requesting Holder" means any Holder who delivers a written notice to the Company requesting that the Company deliver directly to such Holder all certificates, notices and reports required to be delivered to the Trustee under the terms of this Indenture.

         "Required Holders" means Securityholders holding, collectively, in excess of 51% of the aggregate principal amount of the Securities.

         "Restricted Investment" means any capital contribution to, or other debt or equity investment in, any Person (other than Permitted Investments).

         "Restricted Payment" with respect to any Person means (i) the payment or declaration of any distribution on account of any class of such Person's Capital Stock; (ii) redemptions, purchases or other acquisitions (direct or indirect) of such Person's Capital Stock; (iii) optional prepayment of any subordinated Indebtedness of such Person; and (iv) any Restricted Investment.

         "Restricted Securities" means Securities which were acquired by the Holder thereof other than pursuant to an effective registration statement under the Securities Act or Rule 144 (or any successor rule) thereunder.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the 12.75% Senior Notes due March 31, 2004 referred to in the preamble to this Indenture and issued pursuant hereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securityholder" means a Holder of one or more Securities.

         "Significant Subsidiary" means any Subsidiary of the Company which would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

         "Single Employer Plan" shall have the meaning set forth in Section 4001(a)(15) of ERISA.

         "Subsidiary" means, with respect to any Person, (i) any corporation of which at least a majority of the outstanding Capital Stock or other equity interests having ordinary voting power for the election of directors or other governing body of such corporation is owned directly or indirectly by such Person or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person. Unless otherwise specified, any reference to a Subsidiary is deemed to be a reference to a Subsidiary of the Company.

         "Supplemental Indenture" means any supplemental indenture to this Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended.

         "Trust Officer" means any officer in the Corporate Trust Division of the Trustee, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "Working Capital Facility" means [insert definition of Bank of Boston facility], as supplemented, amended or otherwise modified from time to time.

         Section 1.2. Terms Defined in TIA.

         All terms used in this Indenture and not defined herein that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         Section 1.3. Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in the United States;

                  (3) "or" is not exclusive;

                  (4) "including" means including, but not limited to;

                  (5) words in the singular include the plural, and in the plural include the singular;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) all references to sections and subsections are references to sections and subsections of this Indenture, except as expressly provided otherwise.


                                    ARTICLE 2
                                 THE SECURITIES

         Section 2.1. Form and Dating.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is attached and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

         Section 2.2. Execution and Authentication.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in the form of Securities attached hereto.

         The Trustee shall authenticate the Securities for original issue in an aggregate principal amount of $110,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.3.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         Section 2.3. Terms.

         (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $110,000,000, except for Securities authenticated and delivered upon registration of the transfer of, in exchange for, or in replacement of, other Securities pursuant to Sections 2.7 and 2.8 hereof.

         (b) The Securities shall have a Maturity Date of January 1, 2004 and shall bear interest at the rate of 12.75% per annum. Interest shall be (i) computed on the basis of a 360-day year of twelve 30-day months and (ii) payable in arrears on September 30, 1997 and semiannually on each March 31 and September 30 thereafter.

         (c) The Securities shall be redeemable as provided in Article 3.

         Section 2.4. Registrar and Paying Agent.

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.5. The Company or any of its Subsidiaries may act as Registrar or co-registrar. Neither the Company nor any of its Affiliates may act as Paying Agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

         Section 2.5. Paying Agent to Hold Money in Trust.

         The Company (or any other obligor upon the Securities) shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, interest on or other amounts including premiums, if any, in respect of the Securities, and will notify the Trustee of any default by the Company (or any other obligor upon the Securities) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company (or any other obligor upon the Securities) at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         Section 2.6. Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company (and/or any other obligor upon the Securities) shall furnish to the Trustee at least seven Business Days before each Interest Payment Date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         Section 2.7. Transfer and Exchange.

         When Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register the transfer of or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that (a) any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing and (b) Section 9.16, if applicable, has been complied with. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. Neither the Registrar nor any co-registrar shall be required to exchange or register the transfer of any Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Neither the Company nor the Registrar or any co-registrar shall be required to issue, exchange, or register the transfer of any Security during the period commencing 15 days before the day of selection of Securities for redemption and ending at the close of business on the day of selection.

         No service charge shall be made to the Securityholder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in relation to a transfer or exchange (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11 or 7.4 hereof).

         Section 2.8. Replacement Securities.

         If any mutilated Security is surrendered to the Registrar or the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and execute and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If the Trustee or the Company so requires, the Holder must supply an indemnity bond that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. Every replacement Security shall constitute an additional Obligation of the Company. The Company and the Trustee may charge the Holder for their actual out of pocket expenses in replacing a Security.

         Section 2.9. Outstanding Securities.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such security is a legal, valid and binding Obligation of the Company.

         If the principal amount of any Security is considered paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

         A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

         Section 2.10. Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, Securities owned by the Company, any other obligor upon the Securities or an Affiliate shall be disregarded as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent to any amendment, modification or other change to this Indenture, only Securities which the Trustee actually knows are so owned shall be so disregarded.

         Section 2.11. Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

         Section 2.12. Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities unless, by a written order, signed by two Officers, the Company directs them to be returned to it. The Company may not reissue or resell, or issue new Securities to replace, Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

         Section 2.13. Defaulted Interest.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, in each case at the rate provided therefor in the Securities and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before such special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Securityholder a notice that states the special record date, the related payment date and the amount of defaulted interest, and interest payable on such defaulted interest to be paid.

         Section 2.14. Home Office Payment Agreements.

         Notwithstanding any provisions of this Indenture or of the Securities to the contrary, payments of interest on, premiums, if any, and all or any portion of the principal of, any Security, other than the final payment of principal on a Security, shall be made by the Paying Agent directly to any Holder of principal amount of $1,000,000 or more of such Security (by federal funds transfer) without surrender or presentation thereof to the Paying Agent if such Holder (a) provides the Company and the Trustee with an undertaking that such Holder (or the Person for whom such Holder is a nominee) will, before selling, transferring or otherwise disposing of any such Security, make a notation thereon, or submit the same to the Trustee for notation thereon, of the date to which interest has been paid thereon and the amount of all redemptions previously made thereon, or surrender the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered and (b) provides the Trustee with wire transfer or other payment instructions reasonably satisfactory to the Trustee on or before the record date for such payment to be made to such Holder. The Company will indemnify and hold the Trustee and the Paying Agent harmless against any liability resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or which the Paying Agent may incur as a result of making any payment in accordance with any such agreement.

         Section 2.15. Deposit of Moneys.

         On each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be.

         Section 2.16. CUSIP Number and Private Placement Number.

         The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the

Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number. In addition, the Company shall, if applicable, at the Company's expense, procure a "Private Placement" number for the Securities issued pursuant to this Indenture.


                                    ARTICLE 3
                                   REDEMPTION

         Section 3.1. Certain Notices to Trustee.

         If the Company intends to redeem Securities pursuant to the provisions of Section 3.7 hereof, it shall notify the Trustee in writing, at least 45 days before a redemption date, of the redemption date, the principal amount of Securities to be redeemed and the Redemption Price and shall furnish to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

         Section 3.2. Selection of Securities to Be Redeemed.

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis in multiples of $1,000 among the outstanding Securities.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         Section 3.3. Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed and the Trustee and the Paying Agent.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the Redemption Price;

                  (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

                  (4) the name and address of the Paying Agent;

                  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, except as provided in Section 2.14 hereof;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities and the section of the Indenture pursuant to which the Securities called for redemption are being redeemed;

                  (8) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

                  (9) the CUSIP number or Private Placement number, if any, pursuant to Section 2.16 hereof.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the date that notice must be given to the Securityholders, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Section 3.4. Effect of Notice of Redemption.

         Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the Redemption Price.

         Section 3.5. Deposit of Redemption Price.

         At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of all Securities or portions thereof to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any excess money not required for such redemption.

         If the Company complies with the preceding paragraph, interest on the Securities to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue on the unpaid principal, from the redemption date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the Default Rate provided in the Securities and in Section 4.1 hereof.

         Section 3.6. Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         Section 3.7. Optional Redemption.

         (a) Subject to Section 4.12, and except as set forth in subsection (b) of this Section 3.7, the Securities may not be redeemed in whole or in part prior to January 1, 2000. On or after that date, the Company may redeem the Securities in whole or in part at any time at the following Redemption Prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

         Period Redeemed                                     Percentage
         ---------------                                     ----------

January 1, 2000 through December 31, 2000                      106.375%
January 1, 2001 through December 31, 2001                      104.250%
January 1, 2002 through December 31, 2002                      102.125%
January 1, 2003 through the Maturity Date                      100.000%

         (b) Notwithstanding the provisions of subsection (a) of this Section 3.7, at any time prior to January 1, 2000, the Company may redeem in part and from time to time with the net proceeds of one or more public equity offerings, up to 35% of the original aggregate principal amount of the Securities at a Redemption Price of 110% of the principal amount of the Securities to be redeemed plus accrued interest to the redemption date.

         (c) The Company or the Trustee shall, on or before the thirtieth day prior to such optional redemption, select, in the manner provided in Section 3.2, the Securities to be so redeemed and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in this
Article 3.


                                    ARTICLE 4
                                    COVENANTS

         Section 4.1. Payment of Securities.

         The Company shall pay the principal of, premium (if any), and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium (if any) and interest shall be considered paid on the date due if the Paying Agent holds on such date money deposited by the Company in immediately available funds designated for and sufficient to pay all principal, premium (if any) and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any ("Default Interest") at the rate equal to 14.75% per annum (the "Default Rate"); it shall pay Default Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (upon the expiration of any applicable grace period) at the same rate to the extent lawful.

         Section 4.2. Maintenance of Office or Agency.

         The Company shall maintain in New York, New York an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.4.

         Section 4.3. Corporate Existence.

         Subject to Section 4.20 hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Subsidiaries to, preserve and keep in full force and effect its respective corporate, partnership or other existence in accordance with its respective organizational documents and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however that, subject to the terms hereof, the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Holders.

         Section 4.4. Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its or its Subsidiaries' assets or property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made.

         Section 4.5. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

         (a) The Company shall and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

         (b) The Company and each of its Subsidiaries shall maintain insurance with insurance companies or associations with a rating of "A-XIV" or better, as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in at least such amounts and covering at least such risks as are usually and customarily insured against in the same general area by companies engaged in the same or similar business, and furnish to the Trustee and each Requesting Holder, upon written request, full information as to the insurance carried.

         (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

         (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

         Section 4.6. Compliance Certificates.

         (a) The Company shall deliver to the Trustee and each Requesting Holder, within 45 days after the end of each of the respective first three quarters of each Fiscal Year, and within 90 days after the end of each Fiscal Year, Officers' Certificates of the Company stating (i) that a review of the activities of the Company during the preceding fiscal quarter or Fiscal Year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, (ii) that, to the best knowledge of such Officers, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers have knowledge, their status and what action the Company is taking or proposes to take with respect thereto) and (iii) that to the best of such Officers' knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Securities are prohibited (or, if such event has occurred, describing the event and what action the Company is taking or proposes to take with respect thereto).

         (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.7 hereof shall be accompanied by a written statement of the Company's Independent public accountants, which shall be a nationally recognized firm, that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee and any Requesting Holder, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         Section 4.7. Reports.

         (a) In accordance with the provisions of TIA ss. 314(a), at any time that the Company has a class of securities registered under the Exchange Act or is otherwise required to file reports with the SEC pursuant to Section 15(d) of the Exchange Act, the Company shall file with the Trustee, each Institutional Holder and any Requesting Holder, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a). In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports generally furnished by it to stockholders to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of the Securities maintained by the Registrar.

         (b) At any time that the Company does not have a class of securities registered under the Exchange Act or is not required to file reports with the SEC pursuant to Section 15(d) of the Exchange Act, the Company shall furnish to the Trustee and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each Institutional Holder and each of the Requesting Holders at their addresses as set forth in the register of the Securities within 60 days after the close of each quarter of the Company's Fiscal Year and within 90 days after the close of each Fiscal Year consolidated balance sheets of the Company as of the end of each such quarter or Fiscal Year, as the case may be, consolidated statements of income, cash flow and changes in net worth of the Company for such quarter and for the period commencing at the end of the Company's previous Fiscal Year and ending with the end of such quarter or Fiscal Year, as the case may be, all such financial statements setting forth in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end adjustments) by an Officer of the Company as having been prepared in accordance with GAAP consistently applied, and, in the case of annual consolidated financial statements, certified by Independent public accountants of recognized standing and accompanied by such certifying public accountants' management letter and a "Management's Discussion and Analysis of the Results of Operations and Financial Condition of the Company and its Subsidiaries" for the periods presented, which discussion and analysis shall be prepared by the management of the Company in a manner responsive to the requirements of Item 303 (or any successor item or section) of Regulation S-K under the Exchange Act. All financial statements will be prepared in accordance with GAAP consistently applied, except for changes with which the Company's Independent public accountants concur and except that quarterly statements may be subject to year-end adjustments and may be prepared in accordance with Rule 10-01 of Regulation S-X under the Exchange Act.

         (c) Promptly upon its receipt thereof, the Company shall furnish to the Trustee and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each of the Holders at their addresses as set forth in the register of the Securities copies of all financial reports (including, without limitation, management letters), if any, submitted to the Company or any of its Subsidiaries by its auditors, in connection with each annual, interim or special audit of their respective books by such auditors.

         (d) The Company shall provide, at the request of any Institutional Holder, such financial and other information as any such Holder or any potential transferee that is not a Competitor and is a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) may reasonably determine is required to permit compliance with the requirements of Rule 144A in connection with the resale by a Holder of any Securities, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g3-2(b) under such Act.

         (e) The Company shall provide, with reasonable promptness, such other data and information as any Institutional Holder may reasonably request.

The Trustee and each Securityholder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company or any of its Subsidiaries which may be furnished to it hereunder or otherwise, to any regulatory body or agency, including without limitation, the National Association of Insurance Commissioners, having jurisdiction over the Trustee or such Securityholder or to any Person which shall, or shall have any right or obligation to, succeed to all or any part of the interest of such Securityholder in the Securities and this Indenture.

         Section 4.8. Limitation on Additional Indebtedness.

         Neither the Company nor any of its Subsidiaries shall contract, create, incur, assume, guaranty, suffer to exist nor otherwise become liable with respect to (collectively, "incur") any Indebtedness except for the following (each of which shall be given independent effect):

                  (1) Indebtedness incurred pursuant to this Indenture and the Securities;

                  (2) Indebtedness under the Working Capital Facility in an aggregate principal amount not to exceed $100,000,000;

                  (3) Indebtedness of the Company and any of its Subsidiaries outstanding on the Effective Date;

                  (4) Indebtedness to refinance its Indebtedness (or Indebtedness of a Subsidiary, in the case of the Company), provided that any such Indebtedness shall not (i) have a final maturity or mandatory redemption payments prior to the earlier of the final maturity of the Indebtedness being so refinanced and the Maturity Date, or (ii) have a principal amount in excess of the principal amount and accrued interest of the Indebtedness being so refinanced (unless such Indebtedness is issued at a discount in which case the issuance price of such discount Indebtedness shall not exceed the principal amount of the Indebtedness being so refinanced (it being understood that, with respect to any Indebtedness issued at a discount in compliance with this covenant, the accrual of amortization of the original issue discount on such Indebtedness after the date of issuance thereof shall not be deemed to be incurrence of additional Indebtedness for the purpose of this covenant)) plus all fees and expenses related to the negotiation, consummation or execution of such Indebtedness; and

                  (5) additional Indebtedness of the Company (but not any Subsidiary) having no scheduled payments of principal due prior to the Maturity Date, so long as, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof as if such Indebtedness was incurred and the proceeds thereof so applied at the beginning of the relevant period, the Fixed Charge Coverage Ratio for the most recent four quarter period in respect of which financial statements are available is not less than 1.75 to 1.

         Section 4.9. Limitation on Investments.

         Neither the Company nor any of its Subsidiaries shall make any acquisitions of, investments in, or loans, advances or extensions of credit to any Person, except Permitted Investments.

         Section 4.10. Limitation on Liens.

         Neither the Company nor any of its Subsidiaries shall incur any Lien in respect of any property now owned or hereafter acquired by it, except for the following:

                  (1) Liens for taxes or assessments or other governmental charges or levies not yet due or payable to the extent that non-payment thereof is permitted by Section 4.4 hereof;

                  (2) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings; and Liens in favor of the Trustee to the extent permitted by Sections 5.9 and 6.5 hereof;

                  (3) Liens on property of the Company or any of its Subsidiaries in existence on the Effective Date;

                  (4) intercompany Liens;

                  (5) the extension, renewal or replacement of any Lien permitted by the foregoing paragraph (3) in respect of the same property subject thereto or the extension, renewal or replacement (without increase of principal amount of the Indebtedness secured or extension to any other property);

                  (6) (i) any Lien on property or in rights relating thereto created in connection with the provision of all or a part of the purchase price or cost of construction of such property created contemporaneously with, or within 120 days after, such acquisition or the completion of such construction, or (ii) any Lien on property (or in rights relating thereto) existing at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by the Company or such Subsidiary; or (iii) any Lien existing on the property of a corporation (or in rights relating thereto) at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary, in the case of (ii) and (iii) as long as not incurred in contemplation of such transaction; provided, however, that (i) aggregate amount of Indebtedness secured by all such Liens shall not, at the date of incurrence of such Lien and after giving effect thereto, exceed (together with all other outstanding Indebtedness of the Company and its Subsidiaries) the amount permitted under Section 4.8(5) hereof and (ii) all of such Liens shall secure Indebtedness that does not exceed 100% of the Fair Market Value of the related property;

                  (7) Liens on property of the Company relating to Indebtedness incurred in respect of the Working Capital Facility to the extent permitted by Section 4.8(2) hereof, provided, however, that the aggregate amount of the Indebtedness secured by such Liens shall not exceed $100,000,000;

                  (8) Liens incurred for pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits, or securing the performance bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety, appeal and performance bonds and other obligations of like nature, in each case incurred in the ordinary course of business;

                  (9) Liens imposed by law, such as landlords', mechanics', carriers', warehousemen's, materialmen's and vendors' Liens, in each case incurred in good faith in the ordinary course of business;

                  (10) Zoning restrictions, easements, rights of way, licenses, covenants, reservations, restrictions on the use of Real Property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company or any of its Subsidiaries, as the case may be, or materially impair the use of such property in the operation of the Company's or any of its Subsidiaries' business; and

                  (11) Liens on property of the Company or any of its Subsidiaries subject to, and securing only, Capital Lease Obligations to the extent such Capital Lease Obligations are permitted by Section 4.8(5); provided, however, that such Liens only serve to secure the payment of Indebtedness arising under such Capital Lease Obligations and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Company.

         Section 4.11. Limitation on Restricted Payments.

         (a) The Company shall not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

                  (i) the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made since the Effective Date does not exceed the sum of: (1) $5,000,000, plus (2) 50% of the Company's Consolidated Net Income accrued during each fiscal quarter since the Effective Date (or, if such Consolidated Net Income is a deficit, minus 100 percent of such deficit), plus (3) the proceeds derived by the Company from the sale (through an Equity Offering or otherwise) of Capital Stock of the Company since the Effective Date;

                  (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.8(5) hereof; and

                  (iii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

         (b) Notwithstanding the foregoing provisions of subsection (a), the provisions of this Section 4.11 shall not prohibit the retirement of any shares of the Company's Capital Stock in exchange for other shares of the Company's Capital Stock.

         Section 4.12. Change of Control.

         (a) Following the occurrence of any Change of Control, the Company shall so notify the Trustee in writing and shall offer to purchase (a "Change of Control Offer") from all Holders, and shall purchase from all Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the "Change of Control Payment Date"), all outstanding Securities tendered in response to such Change of Control Offer at an offer price (the "Change of Control Price") in cash equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in this
Section 4.12.

         (b) Within 30 days after the date of any Change of Control, the Company (with notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company), shall mail or cause to be mailed to all Holders on the date of the Change of Control, at their last registered address, a notice of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.12;

                  (2) that the Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Price;

                  (3) that any Security not tendered shall continue to accrue interest in accordance with the terms thereof;

                  (4) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

                  (5) the Change of Control Payment Date which shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

                  (6) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities to the Company or the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and Paying Agent;

                  (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day that is two Business Days immediately preceding the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

                  (8) that Holders which elect to have their Securities purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                  (9) information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) information comparable to that contained in the reports required pursuant to Section 4.7 hereof, (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information); and

                  (10) the instructions that Holders must follow in order to tender their Securities.

         (c) The Company shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any restriction that would materially impair the ability of the Company to make a Change of Control Offer or, if such

Change of Control Offer is made, to pay for Securities tendered for purchase.

         (d) On or before the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the Purchase Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to the Company or the Paying Agent and accepted for payment by the Company. The Paying Agent shall promptly mail, deliver or transfer by federal funds to Holders of Securities so accepted payment in an amount equal to the Change of Control Price of the Securities purchased from each such Holder, and the Trustee shall promptly authenticate and mail or deliver to such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on the first Business Day following the Change of Control Payment Date.

         The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12 the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue hereof.

         Section 4.13. Limitations on Transactions with Affiliates.

         Neither the Company nor any of its Subsidiaries shall make any loan, advance, guaranty or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, an Affiliate (each an "Affiliate Transaction") unless such Affiliate Transactions are (i) entered into in good faith and on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary on an arm's length basis from an unrelated Person, and (ii) evidenced by an agreement approved by the Board of Directors.

         Section 4.14. Compliance with ERISA.

         The Company shall not terminate, or permit or suffer any of its ERISA Affiliates to terminate (other than a standard termination, as defined in Section 4041(b) of ERISA, of a Single Employer Plan), any Plans maintained by any of the Company or any of its Subsidiaries or any of their ERISA Affiliates so as to incur any liability to the PBGC; completely or partially withdraw, or permit or suffer any of their ERISA Affiliates to withdraw completely or partially, from any Multiemployer Plan so as to incur any liability to such plan on account of such withdrawal; permit or suffer to exist any Prohibited Transaction involving any such Plans or any trust created thereunder which would subject any of the Company or any of its Subsidiaries or any of their ERISA Affiliates to a tax or penalty on Prohibited Transactions imposed under Internal Revenue Code Section 4975 or under ERISA; fail to pay, or permit or suffer any of their ERISA Affiliates to fail to pay, to any such Plan any contribution which they or their ERISA Affiliates are obligated to pay under the terms of such Plan; permit any Accumulated Funding Deficiency, whether or not waived, to occur with respect to any Plan; or permit or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which presents a material risk of termination by the PBGC of any such Plan. The Company shall deliver to the Trustee and any Requesting Holder, promptly after (i) the occurrence thereof, notice that an ERISA Termination Event or a Prohibited Transaction with respect to any Plan has occurred, which such notice shall specify the nature thereof and the Company's proposed response thereto, and (ii) actual knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan.

         Section 4.15. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to, the Company or a Subsidiary, (b) make loans or advances to the Company or any Subsidiary or (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Indenture, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (iv) any instrument governing Indebtedness of a Person acquired by the Company or any Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) Indebtedness existing on the date hereof or (vi) any guaranty of any of the foregoing.

         Section 4.16. Conflicting Agreements.

         The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly prohibits the Company from optionally redeeming or otherwise making any payments on or in respect of the Securities in accordance with the terms thereof and of this Indenture, as in effect from time to time.

         Section 4.17. Liquidation.

         The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries otherwise than substantially as an entirety and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Capital Stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obligations hereunder and under the Securities as to the payment of principal, premium, if any, interest and all other amounts required hereunder. The Company shall be deemed to make provision for such payments only if the Company delivers in trust to the Trustee or Paying Agent money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay, when due, the principal of, premium, if any, and interest on the Securities and also delivers to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such action and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such action has not been taken, provided, however, that the Company shall not make any liquidating distribution until the Trustee shall have received an Officers' Certificate and an Opinion of Counsel as to the Company's compliance with the provisions of this Section 4.17 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.

         Section 4.18. Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.19. Fiscal Year.

         Neither the Company nor any of its Subsidiaries shall change their respective Fiscal Years until all Obligations under the Securities and the Indenture have been repaid in full and discharged.

         Section 4.20. Limitations on Consolidations and Mergers.

         Neither the Company nor any of its Subsidiaries shall consolidate or merge with, or into, any Person unless (i) the surviving Person expressly assumes all the obligations of the Company under the Securities and this Indenture pursuant to a Supplemental Indenture in a form reasonably satisfactory to the Trustee; (ii) immediately after such consolidation or merger no Default or Event of Default exists; (iii) the surviving Person shall be organized and doing business under the laws of the United States of America or any state thereof and (iv) at the time of such consolidation or merger and after giving pro forma effect thereto, as if such consolidation or merger had occurred at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.8(5) hereof; provided, however, that any Subsidiary may be merged or consolidated with, or into, the Company (provided that the Company shall be the surviving corporation) or with any one or more other Subsidiaries.

         Section 4.21. Limitations on Sale of Assets.

         Other than in the ordinary course of business, the Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Book Value of the asset or assets to be sold in such Asset Sale, when combined with the aggregate Book Value of the assets sold in all other Asset Sales made (a) during the same Fiscal Year as the proposed Asset Sale, does not exceed 10% of the Consolidated Total Assets of the Company as of the date of such proposed Asset Sale, and (b) since the Effective Date, on a cumulative basis, does not exceed 25% of the Consolidated Total Assets of the Company as of the date of such proposed Asset Sale; and (ii) the asset or assets to be sold in such Asset Sale when combined with the assets sold in all other Asset Sales made
(a) during the same Fiscal Year as the proposed Asset Sale, do not contribute in excess of 10% of the Company's Consolidated Cash Flow; and (b) since the Effective Date, on a cumulative basis, do not contribute in excess of 25% of the Company's Consolidated Cash Flow, provided, however, that (i) any wholly-owned Subsidiary may make an Asset Sale to the Company or any other wholly-owned Subsidiary; and (ii) that the Company may make an Asset Sale in excess of the limitations set forth above if the Net Cash Proceeds of such Asset Sale are used to purchase other property of a similar nature and of at least equivalent Book Value within nine months of such Asset Sale.

         Section 4.22. Change in Business.

         The Company shall not materially change or alter, or permit or suffer any of its Subsidiaries to materially change or alter, the nature of its businesses as conducted or as proposed to be conducted as of the Effective Date.

                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

         Section 5.1. Events of Default.

         An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of the premium, if any, or interest on any Security or any other amount required to be paid hereunder (other than principal) when the same becomes due and payable and the Default continues for a period of five Business Days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon any redemption or otherwise;

                  (3) the Company fails to comply with Sections 4.20 and 4.21 hereof;

                  (4) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.8 through 4.13, inclusive, and the Default continues for the period and after the notice specified below;

                  (5) the Company fails to comply with any of its other covenants or perform any other material obligations in the Securities or this Indenture and the Default continues for the period and after the notice specified below;

                  (6) any representation or warranty made in this Indenture or in any certificate furnished in connection therewith is proven to be false or incorrect in any material respect as of the date made;

                  (7) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness now exists or shall be created hereafter, (a) if such default constitutes a nonpayment of principal, interest or penalty on such Indebtedness (after the expiration of any applicable grace period (a "Payment Default")) and (b) if the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company with regard to which there then exists a Payment Default, exceeds $500,000;

                  (8) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 90 days, provided that the aggregate of all such judgments exceeds $500,000 (net of insurance proceeds);

                  (9) any holder of a Lien shall lawfully take possession of all or substantially all of the properties, assets or revenues of the Company for a period of at least 30 days;

                  (10) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                           (a) commences a voluntary case,

                           (b) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (c) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (d) makes a general assignment for the benefit of its
                  creditors;

                  (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case,

                           (b) appoints a Custodian of the Company or any
                  Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                           (c) orders the liquidation of the Company or any
                  Significant Subsidiary; or

                  (12) Pursuant to or within the meaning of any Bankruptcy Law, an involuntary petition is filed against the Company or any Significant Subsidiary seeking the commencement of a case, and such petition remains undismissed for a period of 30 days.

         A Default under clause (4) or (5), respectively, is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within (i) in the event of a Default under clause (4) within 10 days after receipt of the notice and (ii) in the event of a Default under clause (5) within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to
Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

         Section 5.2. Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (10) through (12), inclusive, of Section 5.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may, and the Trustee upon the request of the Holders of at least 25% in principal amount of the then outstanding Securities shall, declare the unpaid principal of and premium, if any, and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal, interest and premium, if any, shall be due and payable immediately without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If an Event of Default specified in clause (10), (11) or (12) of Section 5.1 hereof occurs, such principal, premium, if any, and interest shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any order, judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.3. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest or premium, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

         Section 5.4. Waiver of Past Defaults.

         Subject to Sections 5.7 and 7.2, the Holders of at least a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a Default specified in Section 5.1(1) or (2) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 7.2. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 5.5. Control by Majority.

         The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders, or that may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         Section 5.6. Limitation on Suits.

         Except as provided in Section 5.7, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 15 days after receipt of the request and the offer of indemnity; and

                  (5) during such 15-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

         Section 5.7. Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Section 5.8. Collection Suit by Trustee.

         If an Event of Default specified in Section 5.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the

Securities, together with interest overdue on principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at 14.75% per annum as set forth in
Section 4.1 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 5.9. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company and any of its Subsidiaries, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.5 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.5 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         Section 5.10. Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 6.5;

         Second: to Securityholders for amounts outstanding in respect of the Securities for principal, premium, if any, and accrued interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and accrued interest, respectively;

         Third: to Securityholders for all other amounts outstanding in respect of the Securities; and

         Fourth: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders.

         Section 5.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by Holders of more than 25% in principal amount of the then outstanding Securities.


                                    ARTICLE 6
                                     TRUSTEE

         Section 6.1. Duties of Trustee.

         (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (2) Except during the continuance of an Event of Default:

                  (a) The Trustee need perform only those duties that are specifically required to be performed in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a) This paragraph does not limit the effect of paragraph (2) of this Section.

                  (b) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

         (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section.

         (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 6.2. Rights of Trustee.

         (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (3) The Trustee may act through agents in the performance of its duties hereunder and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         Section 6.3. Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

         Section 6.4. Notice of Defaults.

         If a Default occurs and is continuing, the Trustee shall promptly mail to Securityholders, at the expense of the Company, a notice of the Default promptly after the Trustee has knowledge thereof.

         Section 6.5. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it or made on behalf of it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee, and each predecessor Trustee, and hold it harmless against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity, but failure to so notify shall not affect the Trustee's right to indemnity hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. If there arises a conflict of interest, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(10), (11) or (12) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         Section 6.6. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

         Section 6.7. Trustee and Agents May Hold Securities; Collections, etc.

         The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to the provisions of this Indenture, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

         Section 6.8. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 6.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Securities shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any Securityholder who has been a Securityholder for at least six months fails to comply with Section 6.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 6.5. Notwithstanding replacement of the Trustee pursuant to this Section 6.8, the Company's obligations under Section 6.5 hereof shall continue for the benefit of the retiring Trustee.

         Section 6.9. Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, such successor Trustee must satisfy the requirements of
Section 6.10.

         Section 6.10. Eligibility.

         There shall at all times be a Trustee (or successor Trustee) hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         Section 6.11. Appointment of Co-Trustee.

         If the Trustee deems it necessary or desirable in connection with its interest in the Collateral and the enforcement of the Security Documents, the Trustee may appoint a Co-Trustee with such powers of the Trustee as may be designated by the Trustee at the time of such appointment.

         Section 6.12. Reports by Trustee to Holders.

         (a) Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders, in the manner and to the extent required by TIA ss. 313(c), a brief report dated as of such reporting date that complies with TIA ss. 313(a). The Trustee shall also comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         (b) Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

         Section 6.13. Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

         Section 6.14. Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c). Any notice or communication given to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.


                                   ARTICLE 7
                                   AMENDMENTS

         Section 7.1. Without Consent of Holders.

         The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

                  (3) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11;

                  (4) to provide for uncertificated Securities in addition to certificated Securities; or

                  (5) to make any change that does not adversely affect the legal rights of any Securityholder hereunder.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.5 hereof, the Trustee shall join with the Company in the execution of any Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

         Section 7.2. With Consent of Holders.

         Subject to the provisions of Section 5.7 and this Section 7.2, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Section 5.7 and the provisions of this Section 7.2, the Holders of a majority in principal amount of the Securities then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities, except those provisions affecting the Trustee's own rights, duties and immunities, unless the Trustee expressly consents, in its sole discretion, in writing.

         Notwithstanding the first paragraph of this Section 7.2, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

                  (1) reduce the rate of or change the time of or payment of interest, including default interest, on any Security;

                  (2) reduce the principal of or redemption premium applicable to, or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                  (3) make any Security payable in money other than that stated in the Security;

                  (4) make any change in Section 4.12, 5.2, 5.4, 5.5, 5.6, 5.7 or 7.2 hereof; or

                  (5) waive a Default in the payment of principal of, premium, if any, or interest on, or redemption payment with respect to, any Security.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.5 hereof, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture. If requested by any Holder the Trustee will mail a copy of any Supplemental Indenture to such Holder.

         Section 7.3. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. If an amendment or waiver becomes effective, it thereafter binds every Securityholder in accordance with its terms.

         Section 7.4. Notation on or Exchange of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 7.5. Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment, waiver or Supplemental Indenture authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or Supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment, waiver or Supplemental Indenture until the Board Of Directors approves it.


                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

         Section 8.1. Termination of Company's Obligations.

         (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 6.5 and the Company's, the Trustee's and the Paying Agent's obligations under Section 8.3 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder.

         (b) In addition, the Company may terminate its obligations under the Securities and this Indenture if:

                  (i) the Company has irrevocably deposited in trust for the benefit of the Holders with the Trustee or (at the option of the Trustee) with a trustee reasonably satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee at any time prior to the stated maturity of the Securities or the date of redemption of all of the Outstanding Securities, money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient (in the reasonable opinion of a nationally recognized firm of independent accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of the reinvestment of such interest) to pay principal of and interest on the Outstanding Securities (other than Securities replaced pursuant to Section 2.8) to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

                  (ii) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                  (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or as a result thereof;

                  (iv) the Company shall have delivered to the Trustee (A) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this clause (b) and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised or (2) an Opinion of Counsel to the same effect as the ruling described in clause (1), accompanied by a ruling to that effect published by the Internal Revenue Service, and (B) an Opinion of Counsel to the effect that (1) after the passage of 90 days following the deposit, the trust funds will not be subject to the preference provisions of Section 547 of Title 11 of the United States Code (except that no opinion need be given with respect to the application of subsection (b)(4)(b) thereof), or (2) (x) the Trustee will hold, for the benefit of the Holders of Securities, a valid and perfected security interest in such trust funds, and (y) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used; and

                  (v) the exercise by the Company of its option under this clause (b) shall not cause the Trustee to have a conflicting interest as defined in Section 6.10 or for purposes of the TIA with respect to any securities of the Company.

         (c) Notwithstanding the foregoing paragraph (b), prior to the end of the 90-day period following the deposit referred to above, none of the Company's obligations under this Indenture shall be discharged and, subsequent to the end of such 90-day period the Company's respective obligations under Sections 2.2, 2.4, 2.5, 2.8, 2.11, 4.1, 4.2, 4.12, 4.18, 6.5, 6.8, 8.3 and 8.4 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's and the Trustee's obligations in Sections 6.5, 8.3 and 8.4 shall survive.

         (d) After such irrevocable deposit made pursuant to Section 8.1(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         (e) In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money.

         Section 8.2. Application of Trust Money.

         The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1(b) hereof. It shall apply the deposited money and the money from U.S.

Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         Section 8.3. Repayment to the Company.

         (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time after the termination of the Company's obligations in accordance with Section 8.1.

         (b) The Trustee and the Paying Agent shall pay to the Company, upon written request, any money held by them for the payment of principal or interest that remains unclaimed for two years and six months after the date upon which such payment shall have become due; provided, however, that the Company shall have caused notice of such payment to be mailed to each Holder entitled thereto not less than 30 days prior to such repayment. After payment to the Company, the Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         Section 8.4. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1(b) until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1. Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, the provision of the TIA shall control.

         Section 9.2. Notices.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company:

            Sassco Fashions, Ltd.
            .....................
            .....................
            .....................
            .....................
            Attention: President
            Telecopier No.: (...) ...-....

          If to the Trustee:

            .....................
            .....................
            .....................
            .....................
            Re: Sassco

         The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Securityholder shall be mailed by first-class mail certified or registered, return receipt requested, to his address shown on the register kept by the Registrar or telecopied to his number, if any, shown on the register kept by the Registrar for that purpose. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 9.3. Table of Contents, Headings, etc.

         The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 9.4. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officers' Certificate (which shall include the statements set forth in Section 9.6) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

         Section 9.5. Statements Required in Certificate.

         Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to entitle him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         Section 9.6. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 9.7. Legal Holidays.

         If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

         Section 9.8. No Recourse Against Others.

         A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any Obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

         Section 9.9. Governing Law; Submission to Jurisdiction.

         (1) The laws of the State of New York shall govern and be used to construe this Indenture and the Securities.

         (2) The Company hereby expressly and irrevocably agrees and consents that any suit, action or proceeding arising out of or relating to this Indenture, the Securities and the transactions contemplated herein may be instituted by the Trustee or any Holder in any State or Federal court sitting in the County of New York, State of New York, United States of America and, by the execution and delivery of this Indenture, the Securities, the Company expressly waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceeding, and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such suit, action or proceeding.

         (3) The Company agrees that service of process may be made on the Company by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to the address of the Company specified in or pursuant to Section 9.3, or by any other method of service provided for under the applicable laws in effect in the State of New York.

         (4) Nothing contained in subsection (2) or (3) hereof shall preclude the Trustee or any Holder from bringing any suit, action or proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated herein in the courts of any place where the Company or any of the Company's property or assets may be found or located or any other place where jurisdiction may otherwise be obtained.

         Section 9.10. No Adverse Integration of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 9.11. Successors.

         All agreements of the Trustee in this Indenture shall bind its successor. All rights of the Securityholders granted hereunder shall inure to the benefit of their successors.

         Section 9.12. Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 9.13. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         Section 9.14. Accounting Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied. Where any accounting determination or calculation is required to be made under this Agreement, such determination or calculation (unless otherwise provided) will be made in accordance with GAAP, consistently applied, except that if because of a change in GAAP, the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation will continue to be made in accordance with the Company's previous accounting methods or policy. Unless otherwise specified herein, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

         Section 9.15. Transfers of Securities.

         Until such time as one or more Securities shall be registered pursuant to a registration statement filed under the Securities Act and said Securities shall be transferred pursuant to the terms of an effective registration statement, the Securities to the extent not so registered shall bear a legend to that effect, and transfer of such legended Securities shall be subject to the Company and the Trustee receiving a representation from the prospective purchaser, reasonably satisfactory in form and substance to the Company and to the Trustee, that such prospective purchaser is acquiring the Securities for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling such Securities.



                                    SASSCO FASHIONS, LTD.


                                    By:____________________________
                                        Title:



                                    [_____________________________],
                                    as Trustee


                                    By:____________________________
                                       Title:

                                    EXHIBIT A


                              (Face of Securities)


                              SASSCO FASHIONS, LTD.

                          12.75% Senior Notes, Due 2004


                  SASSCO FASHIONS, LTD., a corporation organized and existing under the laws of the State of Delaware, promises to pay to ___________ or registered assigns the principal sum of __________ Dollars on March 31, 2004 as set forth herein.

         Interest Payment Dates: September 30, 1997 and each March 31 and September 30 thereafter.

         Record Dates: September 1, 1997, and each September 1 and March 1 thereafter.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                    SASSCO FASHIONS, LTD.


                                    By:____________________________
                                        Title:



                                    Attest:


[SEAL]
                                    By:____________________________
                                        Title:

Dated:
Certificate of Authentication:
This is one of the Securities
referred to in the within-
mentioned Indenture.



_____________________________
as Trustee



By:__________________________
   Authorized Officer

                              (Back of Securities)

                              SASSCO FASHIONS, LTD

                          12.75% Senior Notes, Due 2004


         1. Interest. Sassco Fashions, Ltd., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security from the date of issuance (the "Issue Date") until maturity at the interest rate of 12.75% per annum, payable as set forth in paragraph 2.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law, as defined in the Indenture) on overdue principal at the rate equal to 14.75% per annum; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall pay interest (i) in arrears on September 30, 1997 to the holders of record of this Security ("Holders") at the close of business on September 1, 1997, and (ii) semiannually in arrears on each March 31 and September 30, to the Holders at the close of business on the March 1 and September 1 next preceding the interest payment date, commencing March 31, 1998. Interest shall initially accrue from the date of issuance of this Security, and the first interest payment date will be September 30, 1997. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date for the next interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and, except as set forth below, interest by check payable in such money.

         3. Paying Agent and Registrar. ____________________ __________________,
as Trustee (the "Trustee"), shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Co-Paying Agent, Registrar or Co-Registrar without prior notice. The Company or any of its subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Securities under an Indenture dated as of February , 1997 (the "Indenture") among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general obligations of the Company limited to $110,000,000 in original aggregate principal amount.

         5. Optional Redemption. Commencing on January 1, 2000, the Company may redeem all or any portion of the Securities, at the redemption prices set forth in the Indenture, together with accrued interest to the date of such redemption on the principal amount of Securities redeemed.

         6. Repurchase Upon Change of Control. If at any time a Change of Control occurs, the Company shall be required to offer to repurchase all outstanding Securities at a price equal to 101% of the outstanding principal amount thereof plus accrued interest thereon to the date of repurchase of such Securities. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase from the Company prior to any related repurchase date, and may elect to have such Securities repurchased by complying with the instructions issued by the Company in respect of such repurchase pursuant to Section 4.12 of the Indenture.

         7. Notice of Redemption. Notice of redemption pursuant to paragraph 5 of this Security shall be mailed at least 30 days but no more than 60 days before the redemption date to each Holder to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Securities, the Securities shall be chosen for redemption by the Trustee, generally pro rata, by lot or other method authorized in the Indenture. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

         If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest shall be paid to the person in whose name this Security is registered at the close of business on such record date.

         8. Denominations, Transfer, Exchange. Subject to certain exceptions set forth in the Indenture, the Securities are in registered form without coupons in denominations of $100 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         9. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

         10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder.

         11. Defaults and Remedies. An Event of Default is: default for Five Business Days in payment of interest on the Securities; default in payment of principal on the Securities; failure by the Company to comply with certain of its agreements in the Indenture or the Securities; failure by the Company for a specified number of days after notice to it to comply with any of its other agreements in the Indenture or the Securities; certain defaults under, and the acceleration prior to the maturity of, other indebtedness of the Company and certain of its Subsidiaries; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal amount of the Securities to be due and payable immediately. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years and six months, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Security holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. Discharge Prior to Redemption or Maturity. If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except for certain sections thereof.

         14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for any obligor on the Securities or its Affiliates, and may otherwise deal with each such obligor or its Affiliates, as if it were not Trustee.

         15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivor-ship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.) Terms defined in the Indenture and not otherwise defined in this Security have the meanings set forth in the Indenture.

         18. Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: [INSERT ADDRESS OF COMPANY].

                                 ASSIGNMENT FORM


         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
               (insert assignee's social security or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


         (Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: __________________ Your signature:_______________________________________

________________________________________________________________________________
              (Sign exactly as your name appears on the other side
                                of this Security)



Signature Guaranty:___________________________________